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                                 AMENDMENT NO. 1

                             PARTICIPATION AGREEMENT

     The Participation Agreement, (the "Agreement"), dated April 30, 2004, by and among AIM Variable Insurance Funds, a Delaware Trust ("AVIF"), A I M Distributors, Inc., a Delaware corporation ("AIM"), American United Life Insurance Company, an Indiana life insurance company ("LIFE COMPANY"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts"); and OneAmerica Securities, Inc., an affiliate of LIFE COMPANY and the principal underwriter of the Contracts ("UNDERWRITER") (collectively, the "Parties"), is hereby amended as follows:

     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.; and

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

SERIES I AND II SHARES

AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. PowerShares ETF Allocation Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

AUL American Individual Variable Annuity Unit Trust
AUL American Individual Variable Life Unit Trust

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Individual variable annuity contracts
Individual variable life contracts


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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 1, 2009.

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Peter Davidson              By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
Name: Peter Davidson                    Name: John M. Zerr
Title: Assistant Secretary              Title: Senior Vice President


                                        INVESCO AIM DISTRIBUTORS, INC.


Attest: s/ Peter Davidson               By: /s/ John S. Cooper
        -----------------------------       ------------------------------------
Name: Peter Davidson                    Name: John S. Cooper
Title: Assistant Secretary              Title: President


                                        AMERICAN UNITED LIFE INSURANCE COMPANY,
                                        on behalf of itself and its separate
                                        accounts


Attest: /s/ Michael Jacobson            By: /s/ Gregory A. Poston
        -----------------------------       ------------------------------------
Name: Michael Jacobson                  Name: Gregory A. Poston
Title: Director, Life & Annuity,        Title: VP, Individual Administration
       Market Development


                                        ONEAMERICA SECURITIES, INC.


Attest: /s/ Richard M. Ellery           By: /s/ Anthony M. Smart
        -----------------------------       ------------------------------------
Name: Richard M. Ellery                 Name: Anthony M. Smart
Title: Assistant General Counsel        Title: Vice President


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